EXHIBIT 10.5

NOTE PURCHASE AGREEMENT

among

OPTION ONE OWNER TRUST 2003-5
as Issuer

and

OPTION ONE LOAN WAREHOUSE CORPORATION
as Depositor

and

CITIGROUP GLOBAL MARKETS REALTY CORP.
as Purchaser

Dated as of November 14, 2003

OPTION ONE OWNER TRUST 2003-5
MORTGAGE-BACKED NOTES

TABLE OF CONTENTS

Page
ARTICLE I
DEFINITIONS
SECTION 1.01. Certain Defined Terms	1
SECTION 1.02. Other Definitional Provisions	2
ARTICLE II
COMMITMENT; CLOSING AND PURCHASES OF ADDITIONAL NOTE PRINCIPAL BALANCES
SECTION 2.01. Commitment	3
SECTION 2.02. Closing	3
ARTICLE III
TRANSFER DATES
SECTION 3.01. Transfer Dates	4
ARTICLE IV
CONDITIONS PRECEDENT TO EFFECTIVENESS OF COMMITMENT
SECTION 4.01. Closing Subject to Conditions Precedent	5
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE ISSUER AND THE DEPOSITOR
SECTION 5.01. Issuer	7
SECTION 5.02. Securities Act	9
SECTION 5.03. No Fee	10
SECTION 5.04. Information	10
SECTION 5.05. The Purchased Note	10
SECTION 5.06. Use of Proceeds	10
SECTION 5.07. The Depositor	10
SECTION 5.08. Taxes, etc.	10
SECTION 5.09. Financial Condition	10

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Page
ARTICLE VI
REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE PURCHASER
SECTION 6.01. Organization	11
SECTION 6.02. Authority, etc.	11
SECTION 6.03. Securities Act	11
SECTION 6.04. Conflicts With Law	11
SECTION 6.05. Conflicts With Agreements, etc.	11
ARTICLE VII
COVENANTS OF THE ISSUER AND THE DEPOSITOR
SECTION 7.01. Information from the Issuer	12
SECTION 7.02. Access to Information	12
SECTION 7.03. Ownership and Security Interests; Further Assurances	12
SECTION 7.04. Covenants	13
SECTION 7.05. Amendments	13
SECTION 7.06. With Respect to the Exempt Status of the Purchased Note	13
ARTICLE VIII
ADDITIONAL COVENANTS
SECTION 8.01. Legal Conditions to Closing	13
SECTION 8.02. Expenses	13
SECTION 8.03. Mutual Obligations	14
SECTION 8.04. Restrictions on Transfer	14
SECTION 8.05. Confidentiality	14
SECTION 8.06. Information Provided by the Purchaser	14
ARTICLE IX
INDEMNIFICATION
SECTION 9.01. Indemnification of Purchaser	15
SECTION 9.02. Procedure and Defense	15
ARTICLE X
MISCELLANEOUS
SECTION 10.01. Amendments	16

ii

Schedule I — Information for Notices

iii

NOTE PURCHASE AGREEMENT

          NOTE PURCHASE AGREEMENT dated as of November 14, 2003 (the “Note Purchase Agreement”), among OPTION ONE OWNER TRUST 2003-5 (the “Issuer”), OPTION ONE LOAN WAREHOUSE CORPORATION (the “Depositor”), and CITIGROUP GLOBAL MARKETS REALTY CORP. (“Citigroup,” and in its capacity as Purchaser hereunder, the “Purchaser”).

          The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

          SECTION 1.01. Certain Defined Terms. Capitalized terms used herein without definition shall have the meanings set forth in the Indenture and the Sale and Servicing Agreement (as defined below). Additionally, the following terms shall have the following meanings:

          “Closing” shall have the meaning set forth in Section 2.02.

          “Closing Date” shall have the meaning set forth in Section 2.02.

          “Commitment” means the commitment of the Purchaser to purchase Additional Note Principal Balances pursuant to Section 2.01.

          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

          “Governmental Actions” means any and all consents, approvals, permits, orders, authorizations, waivers, exceptions, variances, exemptions or licenses of, or registrations, declarations or filings with, any Governmental Authority required under any Governmental Rules.

          “Governmental Authority” means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and having jurisdiction over the applicable Person.

          “Governmental Rules” means any and all laws, statutes, codes, rules, regulations, ordinances, orders, writs, decrees and injunctions, of any Governmental Authority and any and all legally binding conditions, standards, prohibitions, requirements and judgments of any Governmental Authority.

          “Indemnified Party” means the Purchaser and any of its officers, directors, employees, agents, representatives, assignees and Affiliates and any Person who controls the Purchaser or its Affiliates within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

          “Indenture” means the Indenture dated as of October 1, 2003 between the Issuer as Issuer and Wells Fargo Bank Minnesota, National Association as Indenture Trustee.

          “Investment Company Act” shall have the meaning provided in Section 5.01(i).

          “Lien” means, with respect to any asset, (a) any mortgage, lien, pledge, charge, security interest, hypothecation, option or encumbrance of any kind in respect of such asset or (b) the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such asset.

          “Loan Originator” means Mortgage Corporation, a California corporation.

          “Maximum Note Principal Balance” means an amount equal to $1,000,000,000.

          “Purchaser” means the Purchaser and its permitted successors and assigns.

          “Purchased Note” means the Option One Owner Trust 2003-5 Mortgage-Backed Note issued by the Issuer pursuant to the Indenture.

          “Sale and Servicing Agreement” means the Sale and Servicing Agreement dated as of November 1, 2003, among the Issuer, the Depositor, the Loan Originator, the Servicer and Wells Fargo Bank Minnesota, National Association as the Indenture Trustee, as the same may be amended, modified or supplemented from time to time.

          “Servicer” means Option One Mortgage Corporation or its permitted successors and assigns.

          SECTION 1.02. Other Definitional Provisions.

          (a) All terms defined in this Note Purchase Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.01, and accounting terms partially defined in Section 1.01 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein shall control.

          (c) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Note Purchase Agreement shall refer to this Note Purchase Agreement as a whole and not to any particular provision of this Note Purchase Agreement; and Section, subsection, Schedule and Exhibit references contained in this Note Purchase Agreement are references to Sections, subsections, schedules and Exhibits in or to this Note Purchase Agreement unless otherwise specified.

ARTICLE II

COMMITMENT; CLOSING AND PURCHASES OF
ADDITIONAL NOTE PRINCIPAL BALANCES

          SECTION 2.01. Commitment; Collateral Value Increase Dates.

          (a) At any time during the Revolving Period at least two Business Days prior to a proposed Transfer Date, to the extent that the aggregate outstanding Note Principal Balance (after giving effect to the proposed purchase) is less than the Maximum Note Principal Balance, and subject to the terms and conditions hereof and in accordance with the other Basic Documents, the Issuer may request that the Purchaser purchase Additional Note Principal Balances (each such request, a “Purchase Request”). Each Purchase Request shall identify the proposed Transfer Date and an estimate of the number of Loans and aggregate Principal Balance of such Loans to be purchased by the Issuer on such Transfer Date. On the identified Transfer Date, the Purchaser agrees to purchase the Additional Note Principal Balances requested in the Purchase Request, subject to the terms and conditions and in reliance upon the covenants, representations and warranties set forth herein and in the other Basic Documents.

          (b) On any Collateral Value Increase Date during the Revolving Period, to the extent that the Note Principal Balance (after giving effect to the proposed increase in the Note Principal Balance) is less than the Maximum Note Principal Balance, and subject to the terms and conditions hereof and in accordance with the other Basic Documents, the Issuer may request that the Purchaser purchase Additional Note Principal Balances equal to the related increase in the Collateral Percentage of the related Loans. The Purchaser may in its sole discretion agree to purchase such Additional Note Principal Balances.

          SECTION 2.02. Closing. The closing (the “Closing”) of the execution of the Basic Documents and Purchased Note shall take place at 10:00 a.m. at the offices of Thacher Proffitt & Wood, Two World Financial Center, New York, New York 10281 on November 14, 2003, or if the conditions to closing set forth in Article IV of this Note Purchase Agreement shall not have been satisfied or waived by such date, as soon as practicable after such conditions shall have been satisfied or waived, or at such other time, date and place as the parties shall agree upon (the date of the Closing being referred to herein as the “Closing Date”).

ARTICLE III

TRANSFER DATES

          SECTION 3.01. Transfer Dates.

          (a) Subject to the conditions and terms set forth herein and in Section 2.06 of the Sale and Servicing Agreement with respect to each Transfer Date, the Issuer may request, and the Purchaser agrees to purchase Additional Note Principal Balances from the Issuer from time to time in accordance with, and upon the satisfaction, as of the applicable Transfer Date, of each of the following additional conditions:

          (i) With respect to each Transfer Date, each condition set forth in Section 2.6 of the Sale and Servicing Agreement shall have been satisfied;

          (ii) Each of the representations and warranties of the Issuer, the Servicer, the Loan Originator and the Depositor made in the Basic Documents shall be true and correct in all material respects as of such date (except to the extent they expressly relate to an earlier or later time);

          (iii) The Issuer, the Servicer, the Loan Originator and the Depositor shall be in material compliance with all of their respective covenants contained in the Basic Documents and the Purchased Note; occurring;

          (iv) No Event of Default and no Default shall have occurred or shall be

          (v) With respect to each Transfer Date, the Purchaser shall have received evidence reasonably satisfactory to it of the completion of all recordings, registrations, and filings as may be necessary or, in the reasonable opinion of the Purchaser, desirable to perfect or evidence the assignments required to be effected on such Transfer Date in accordance with the Sale and Servicing Agreement including, without limitation, the assignment of the Loans and the proceeds thereof required to be assigned pursuant to the related LPA Assignment, S&SA Assignment and the Indenture;

          (vi) Each Loan (i) has been originated in accordance with the Underwriting Guidelines and (ii) is not “abusive” or “predatory”; and

          (vii) With respect to the first Transfer Date, the Purchaser shall have completed its initial due diligence review with respect to the Loans and the Loan Originator and determined, in the Purchaser’s sole discretion, that both the Loans and the origination, servicing and business practices of the Loan Originator are reasonably acceptable to the Purchaser. Unless otherwise agreed by the parties, the Purchaser shall make such determination, and shall deliver written notice of such determination to the Loan Originator, by the close of business on November 21, 2003. Should the Purchaser fail to deliver such notice to the Loan Originator by the close of business on November 21, 2003, this condition shall be deemed satisfied.

          (viii) With respect to any Transfer Date after the first Transfer Date and on or before December 3, 2003 (unless otherwise agreed by the parties), the Purchaser shall not have delivered to the Loan Originator a written notice to the effect that it has completed its final due diligence review with respect to the Loans and the Loan Originator and has determined, in its sole discretion, that either the Loans or the origination, servicing or business practices of the Loan Originator or both are not reasonably acceptable to the Purchaser. Should the Purchaser fail to deliver such notice to the Loan Originator by the close of business on December 3, 2003, this condition shall be deemed satisfied.

          (b) The Purchaser shall determine in its reasonable discretion whether each of the above conditions have been met in accordance with the Sale and Servicing Agreement and its determination shall be binding on the parties hereto.

          (c) The price paid by the Purchaser on each Transfer Date for the Additional Note Principal Balance purchased on such Transfer Date shall be equal to the amount of such Additional Note Principal Balance and shall be remitted not later than 4:00 p.m. New York City time on the Transfer Date by wire transfer of immediately available funds to the Advance Account.

          (d) The Purchaser shall record on the schedule attached to the Purchased Note, the date and amount of any Additional Note Principal Balance purchased by it; provided, that failure to make such recordation on such schedule or any error in such schedule shall not adversely affect the Purchaser’s rights with respect to its Note Principal Balance and its right to receive interest payments in respect of the Note Principal Balance actually held. Absent manifest error, the Note Principal Balance of the Purchased Note as set forth in the Purchaser’s records shall be binding upon the parties hereto, notwithstanding any notation or record made or kept by any other party hereto.

ARTICLE IV

CONDITIONS PRECEDENT TO
EFFECTIVENESS OF COMMITMENT

          SECTION 4.01. Closing Subject to Conditions Precedent. The effectiveness of the Commitment hereunder is subject to the satisfaction at the time of the Closing of the following conditions (any or all of which may be waived by the Purchaser in its sole discretion):

          (a) Performance by the Issuer, the Depositor, the Servicer and the Loan Originator. All the terms, covenants, agreements and conditions of the Basic Documents to be complied with and performed by the Issuer, the Depositor, the Servicer and the Loan Originator on or before the Closing Date shall have been complied with and performed in all material respects.

          (b) Representations and Warranties. Each of the representations and warranties of the Issuer, the Depositor, the Servicer and the Loan Originator made in the Basic Documents shall be true and correct in all material respects as of the Closing Date (except to the extent they expressly relate to an earlier or later time).

          (c) Officer’s Certificate. The Purchaser shall have received in form and substance reasonably satisfactory to the Purchaser an Officer’s Certificate from the Loan Originator, the Depositor and the Servicer and a certificate of an Authorized Officer of the Issuer, dated the Closing Date, certifying to the satisfaction of the conditions set forth in the preceding paragraphs (a) and (b).

          (d) Opinions of Counsel to the Issuer, the Loan Originator, the Servicer and the Depositor. Counsel to the Issuer, the Loan Originator, the Servicer and the Depositor shall have delivered to the Purchaser favorable opinions, dated as of the Closing Date and reasonably satisfactory in form and substance to the Purchaser and its counsel. In addition to the foregoing, the Loan Originator shall have caused its counsel to deliver to the Purchaser a favorable opinion to the effect that the Issuer will not be treated as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool, for federal income tax purposes.

          (e) Opinions of Counsel to the Indenture Trustee. Counsel to the Indenture Trustee shall have delivered to the Purchaser a favorable opinion, dated as of the Closing Date and reasonably satisfactory in form and substance to the Purchaser and its counsel.

          (f) Opinions of Counsel to the Owner Trustee. Delaware counsel to the Owner Trustee of the Issuer and the Depositor shall have delivered to the Purchaser favorable opinions regarding the formation, existence and standing of the Issuer and the Depositor and of the Issuer’s and the Depositor’s execution, authorization and delivery of each of the Basic Documents to which it is a party and such other matters as the Purchaser may reasonably request, dated as of the Closing Date and reasonably satisfactory in form and substance to the Purchaser and its counsel.

          (g) Filings and Recordations. The Purchaser shall have received evidence reasonably satisfactory to it of (i) the completion of all recordings, registrations, and filings as may be necessary or, in the reasonable opinion of the Purchaser, desirable to perfect or evidence the assignment by the Loan Originator to the Depositor of the Loan Originator’s ownership interest in the Trust Estate including, without limitation, the Loans conveyed pursuant to the Loan Purchase Agreement and the proceeds thereof, (ii) the completion of all recordings, registrations and filings as may be necessary or, in the reasonable opinion of the Purchaser, desirable to perfect or evidence the assignment by the Depositor to the Issuer of the Depositor’s ownership interest in the Trust Estate including, without limitation, the Loans and the proceeds thereof and (iii) the completion of all recordings, registrations, and filings as may be necessary or, in the reasonable opinion of the Purchaser, desirable to perfect or evidence the grant of a first priority perfected security interest in the Issuer’s ownership interest in the Trust Estate including, without limitation, the Loans, in favor of the Indenture Trustee, subject to no Liens prior to the Lien of the Indenture.

          (h) Documents. The Purchaser shall have received a duly executed counterpart of each of the Basic Documents, in form acceptable to the Purchaser, the Purchased Note and each and every document or certification delivered by any party in connection with any of the Basic Documents or the Purchased Note, and each such document shall be in full force and effect.

          (i) Actions or Proceedings. No action, suit, proceeding or investigation by or before any Governmental Authority shall have been instituted to restrain or prohibit the consummation of, or to invalidate, any of the transactions contemplated by the Basic Documents, the Purchased Note and the documents related thereto in any material respect.

          (j) Approvals and Consents. All Governmental Actions of all Governmental Authorities required with respect to the transactions contemplated by the Basic Documents, the Purchased Note and the documents related thereto shall have been obtained or made.

          (k) Accounts. The Purchaser shall have received evidence reasonably satisfactory to it that each Trust Account has each been established in accordance with the terms of the Sale and Servicing Agreement.

          (l) Fees and Expenses. The fees and expenses payable by the Issuer and the Depositor pursuant to Section 8.02(b) shall have been paid.

          (m) Other Documents. The Issuer, the Loan Originator, the Depositor and the Servicer shall have furnished to the Purchaser such other opinions, information, certificates and documents as the Purchaser may reasonably request.

          (n) Proceedings in Contemplation of Sale of Purchased Note. All actions and proceedings undertaken by the Issuer, the Loan Originator, the Depositor and the Servicer in connection with the issuance and sale of the Purchased Note as herein contemplated shall be reasonably satisfactory in all respects to the Purchaser and its counsel.

          (o) Financial Covenants. The Loan Originator and the Servicer shall be in compliance with the financial covenants set forth in Section 7.02 of the Sale and Servicing Agreement.

          (p) Trust Accounts Control Agreements. The Purchaser shall have received control agreements relating to the Trust Accounts reasonably satisfactory to the Purchaser.

          (q) Wet Funding Agreement. The Issuer, the Depositor, the Loan Originator and such other appropriate parties shall have entered into an agreement concerning the terms, conditions and procedures applicable to the sale of Wet Funded Loans to the Issuer and the pledge of such Loans to the Indenture Trustee reasonably satisfactory to the Purchaser.

          (r) Underwriting Guidelines. The Purchaser shall have received a copy of the current Underwriting Guidelines.

          If any condition specified in this Section 4.01 shall not have been fulfilled when and as required to be fulfilled through no fault of the Purchaser, this Agreement may be terminated by the Purchaser by notice to the Loan Originator at any time at or prior to the Closing Date, and the Purchaser shall incur no liability as a result of such termination.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF
THE ISSUER AND THE DEPOSITOR

          The Issuer and the Depositor hereby jointly and severally make the following representations and warranties to the Purchaser, as of the Closing Date, and as of each Transfer Date and the Purchaser shall be deemed to have relied on such representations and warranties in making (or committing to make) purchases of Additional Note Principal Balances on each Transfer Date:

          SECTION 5.01. Issuer.

          (a) The Issuer has been duly organized and is validly existing and in good standing as a statutory trust under the laws of the State of Delaware, with requisite trust power and authority to own its properties and to transact the business in which it is now engaged, and is duly qualified to do business and is in good standing (or is exempt from such requirements) in each State of the United States where the nature of its business requires it to be so qualified and the failure to be so qualified and in good standing would have a material adverse effect on the Issuer or any adverse effect on the interests of the Purchaser.

          (b) The issuance, sale, assignment and conveyance of the Purchased Note and the Additional Note Principal Balances, the performance of the Issuer’s obligations under each Basic Document to which it is a party and the consummation of the transactions therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than any Lien created by the Basic Documents), charge or encumbrance upon any of the property or assets of the Issuer or any of its Affiliates pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it or any of its Affiliates is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its organizational documents or any Governmental Rule applicable to the Issuer, in each case which could be expected to have a material adverse effect on the transactions contemplated therein.

          (c) No Governmental Action which has not been obtained is required by or with respect to the Issuer in connection with the execution and delivery to the Purchaser of the Purchased Note. No Governmental Action which has not been obtained is required by or with respect to the Issuer in connection with the execution and delivery of any of the Basic Documents to which the Issuer is a party or the consummation by the Issuer of the transactions contemplated thereby except for any requirements under state securities or “blue sky” laws in connection with any transfer of the Purchased Note.

          (d) The Issuer possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its condition, financial or otherwise, or its earnings, business affairs or business prospects.

          (e) Each of the Basic Documents to which the Issuer is a party has been duly authorized, executed and delivered by the Issuer and is a valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject to enforcement of bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

          (f) The execution, delivery and performance by the Issuer of each of its obligations under each of the Basic Documents to which it is a party will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of its properties are subject or of any statute, order or regulation applicable to the Issuer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Issuer or any of its properties, in each case which could be expected to have a material adverse effect on any of the transactions contemplated therein.

          (g) The Issuer is not in violation of its organizational documents or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Issuer or the transactions contemplated by the Basic Documents. The Issuer is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Issuer that materially and adversely affects, or may in the future materially and adversely affect (i) the ability of the Issuer to perform its obligations under any of the Basic Documents to which it is a party or (ii) the business, operations, financial condition, properties, assets or prospects of the Issuer.

          (h) There are no actions or proceedings against, or investigations of, the Issuer pending, or, to the knowledge of the Issuer threatened, before any Governmental Authority, court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of any of the Basic Documents, or (ii) seeking to prevent the issuance of the Purchased Note or the consummation of any of the transactions contemplated by the Basic Documents or the Purchased Note, or (iii) that, if adversely determined, could materially and adversely affect the business, operations, financial condition, properties, assets or prospects of the Issuer or the validity or enforceability of, or the performance by the Issuer of its respective obligations under, any of the Basic Documents to which it is a party or (iv) seeking to affect adversely the income tax attributes of the Purchased Note.

          (i) The Issuer is not, and neither the issuance and sale of the Purchased Note to the Purchaser nor the activities of the Issuer pursuant to the Basic Documents, shall render the Issuer an “investment company” or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

          (j) It is not necessary to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

          (k) The Issuer is solvent and has adequate capital for its business and undertakings.

          (l) The chief executive offices of the Issuer are located at Option One Owner Trust 2003-5, c/o Wilmington Trust Company, as Owner Trustee, One Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, or, with the consent of the Purchaser, such other address as shall be designated by the Issuer in a written notice to the other parties hereto.

          (m) There are no contracts, agreements or understandings between the Issuer and any Person granting such Person the right to require the filing at any time of a registration statement under the Act with respect to the Purchased Note.

          SECTION 5.02. Securities Act. Assuming the accuracy of the representations and warranties of and compliance with the covenants of the Purchaser, contained herein, the sale of the Purchased Note and the sale of Additional Note Principal Balances pursuant to this Agreement are each exempt from the registration and prospectus delivery requirements of the Act. In the case of the offer or sale of the Purchased Note, no form of general solicitation or general advertising was used by the Issuer, any Affiliates of the Issuer or any person acting on its or their behalf, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Neither the Issuer, any Affiliates of the Issuer nor any Person acting on its or their behalf has offered or sold, nor will the Issuer or any Person acting on its behalf offer or sell directly or indirectly, the Purchased Note or any other security in any manner that, assuming the accuracy of the representations and warranties and the performance of the covenants given by the Purchaser and compliance with the applicable provisions of the Indenture with respect to each transfer of the Purchased Note, would render the issuance and sale of the Purchased Note as contemplated hereby a violation of Section 5 of the Securities Act or the registration or qualification requirements of any state securities laws, nor has any such Person authorized, nor will it authorize, any Person to act in such manner.

          SECTION 5.03. No Fee. Neither the Issuer, nor the Depositor, nor any of their Affiliates has paid or agreed to pay to any Person any compensation for soliciting another to purchase the Purchased Note.

          SECTION 5.04. Information. The information provided pursuant to Section 7.01(a) hereof will, at the date thereof, be true and correct in all material respects.

          SECTION 5.05. The Purchased Note. The Purchased Note has been duly and validly authorized, and, when executed and authenticated in accordance with the terms of the Indenture, and delivered to and paid for in accordance with this Note Purchase Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Indenture.

          SECTION 5.06. Use of Proceeds. No proceeds of a purchase hereunder will be used (i) for a purpose that violates or would be inconsistent with Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction in violation of Section 13 or 14 of the Exchange Act.

          SECTION 5.07. The Depositor. The Depositor hereby makes to the Purchaser each of the representations, warranties and covenants set forth in Section 3.01 of the Sale and Servicing Agreement as of the Closing Date and as of each Transfer Date (except to the extent that any such representation, warranty or covenant is expressly made as of another date).

          SECTION 5.08. Taxes, etc. Any taxes, fees and other charges of Governmental Authorities applicable to the Issuer and the Depositor, except for franchise or income taxes, in connection with the execution, delivery and performance by the Issuer and the Depositor of each Basic Document to which they are parties, the issuance of the Purchased Note or otherwise applicable to the Issuer or the Depositor in connection with the Trust Estate have been paid or will be paid by the Issuer or the Depositor, as applicable, at or prior to the Closing Date or Transfer Date, to the extent then due.

          SECTION 5.09. Financial Condition. On the date hereof and on each Transfer Date, neither the Issuer nor the Depositor is or will be insolvent or the subject of any voluntary or involuntary bankruptcy proceeding.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES
WITH RESPECT TO THE PURCHASER

          The Purchaser hereby makes the following representations and warranties, as to itself, to the Issuer and the Depositor on which the same are relying in entering into this Note Purchase Agreement.

          SECTION 6.01. Organization. The Purchaser has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization with power and authority to own its properties and to transact the business in which it is now engaged.

          SECTION 6.02. Authority, etc. The Purchaser has all requisite power and authority to enter into and perform its obligations under this Note Purchase Agreement and to consummate the transactions herein contemplated. The execution and delivery by the Purchaser of this Note Purchase Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary organizational action on the part of the Purchaser. This Note Purchase Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject as to enforcement to bankruptcy, reorganization, insolvency, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. Neither the execution and delivery by the Purchaser of this Note Purchase Agreement nor the consummation by the Purchaser of any of the transactions contemplated hereby, nor the fulfillment by the Purchaser of the terms hereof, will conflict with, or violate, result in a breach of or constitute a default under any term or provision of the Purchaser’s organizational documents or any Governmental Rule applicable to the Purchaser.

          SECTION 6.03. Securities Act. The Purchaser hereby represents and warrants to the Issuer, the Depositor and the Servicer as of the date of this Agreement, as follows:

          (a) The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the purchase of an interest in the Note. The Purchaser (i) is (A) a “qualified institutional buyer” as defined under Rule 144A promulgated under the Securities Act of 1933, as amended (the “1933 Act”), acting for its own account or the accounts of other “qualified institutional buyers” as defined under Rule 144A, or (B) an “accredited investor” within the meaning of Regulation D promulgated under the 1933 Act, and (ii) is aware that the Issuer intends to rely on the exemption from registration requirements under the 1933 Act provided by Rule 144A or Regulation D, as applicable.

          (b) The Purchaser understands that neither the Note nor interests in the Note have been registered or qualified under the 1933 Act, nor under the securities laws of any state, and therefore neither the Note nor interests in the Note can be resold unless they are registered or qualified thereunder or unless an exemption from registration or qualification is available.

          (c) It is the intention of the Purchaser to acquire interests in the Note (a) for investment for its own account, or (b) for resale to “qualified institutional buyers” in transactions under Rule 144A, and not in any event with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands that the Note and interests therein have not been registered under the 1933 Act by reason of a specific exemption from the registration provisions of the 1933 Act which depends upon, among other things, the bona fide nature of the Purchaser’s investment intent (or intent to resell only in Rule 144A transactions) as expressed herein.

          SECTION 6.04. Conflicts With Law. The execution, delivery and performance by the Purchaser of its obligations under this Note Purchase Agreement will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound or of any statute, order or regulation applicable to the Purchaser of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Purchaser, in each case which could be expected to have a material adverse effect on the transactions contemplated therein.

          SECTION 6.05. Conflicts With Agreements, etc. The Purchaser is not in violation of its organizational documents or in default under any agreement, indenture or instrument the effect of which violation or default would be materially adverse to the Purchaser in the performance of its obligations or duties under any of the Basic Documents to which it is a party. The Purchaser is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Purchaser that materially and adversely affects, or which could be expected in the future to materially and adversely affect the ability of the Purchaser to perform its obligations under this Note Purchase Agreement.

ARTICLE VII

COVENANTS OF THE ISSUER AND THE DEPOSITOR

          SECTION 7.01. Information from the Issuer. So long as the Purchased Note remains outstanding, the Issuer and the Depositor shall each furnish to the Purchaser:

          (a) the financial information required to be delivered by the Servicer under Section 4.02(a) of the Sale and Servicing Agreement;

          (b) such information (including financial information), documents, records or reports with respect to the Trust Estate, the Loans, the Issuer, the Loan Originator, the Servicer or the Depositor as the Purchaser may from time to time reasonably request;

          (c) as soon as possible and in any event within five (5) Business Days after the occurrence thereof, notice of each Event of Default under the Sale and Servicing Agreement or the Indenture, and each Default;

          (d) promptly and in any event within 30 days after the occurrence thereof, written notice of a change in address of the chief executive office of the Issuer, the Loan Originator or the Depositor; and

          SECTION 7.02. Access to Information. So long as the Purchased Note remains outstanding, each of the Issuer and the Depositor shall, at any time and from time to time during regular business hours, or at such other reasonable times upon reasonable notice to the Issuer or the Depositor, as applicable, permit the Purchaser, or their agents or representatives to:

          (a) examine all books, records and documents (including computer tapes and disks) in the possession or under the control of the Issuer or the Depositor relating to the Loans or the Basic Documents as may be requested, and

          (b) visit the offices and property of the Issuer and the Depositor for the purpose of examining such materials described in clause (a) above.

          Except as provided in Section 10.05, information obtained by the Purchaser pursuant to this Section 7.02 and Section 7.01 herein shall be held in confidence in accordance with and to the extent provided in Sections 11.15 and 11.17 of the Sale and Servicing Agreement as if it constituted “Confidential Information” (as defined therein).

          SECTION 7.03. Ownership and Security Interests; Further Assurances. The Depositor will take all action necessary to maintain the Issuer’s ownership interest in the Loans and the other items sold pursuant to Article II of the Sale and Servicing Agreement. The Issuer will take all action necessary to maintain the Indenture Trustee’s security interest in the Loans and the other items pledged to the Indenture Trustee pursuant to the Indenture.

          The Issuer and the Depositor agree to take any and all acts and to execute any and all further instruments reasonably necessary or requested by the Purchaser to more fully effect the purposes of this Note Purchase Agreement.

          SECTION 7.04. Covenants. The Issuer and the Depositor shall each duly observe and perform each of their respective covenants set forth in each of the Basic Documents to which they are parties.

          SECTION 7.05. Amendments. Neither the Issuer nor the Depositor shall make, or permit any Person to make, any amendment, modification or change to, or provide any waiver under any Basic Document to which the Issuer or the Depositor, as applicable, is a party without the prior written consent of the Purchaser.

          SECTION 7.06. With Respect to the Exempt Status of the Purchased Note.

          (a) Neither the Issuer nor the Depositor, nor any of their respective Affiliates, nor any Person acting on their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Purchased Note under the Securities Act.

          (b) Neither the Issuer nor the Depositor, nor any of their Affiliates, nor any Person acting on their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with any offer or sale of the Purchased Note.

          (c) On or prior to any Transfer Date, the Issuer and the Depositor will furnish or cause to be furnished to the Purchaser and any subsequent purchaser therefrom of Additional Note Principal Balance, if the Purchaser or such subsequent purchaser so requests, a letter from each Person furnishing a certificate or opinion on the Closing Date as described in Section 4.01 hereof or on or before any such Transfer Date in which such Person shall state that such subsequent purchaser may rely upon such original certificate or opinion as though delivered and addressed to such subsequent purchaser and made on and as of the Closing Date or such Transfer Date, as the case may be, except for such exceptions set forth in such letter as are attributable to events occurring after the Closing Date or such Transfer Date.

ARTICLE VIII

ADDITIONAL COVENANTS

          SECTION 8.01. Legal Conditions to Closing. The parties hereto will take all reasonable action necessary to obtain (and will cooperate with one another in obtaining) any consent, authorization, permit, license, franchise, order or approval of, or any exemption by, any Governmental Authority or any other Person, required to be obtained or made by it in connection with any of the transactions contemplated by this Note Purchase Agreement.

          SECTION 8.02. Expenses.

          (a) The Issuer and the Depositor jointly and severally covenant that, whether or not the Closing takes place, except as otherwise expressly provided herein, all reasonable costs and expenses incurred in connection with this Note Purchase Agreement and the transactions contemplated hereby shall be paid by the Issuer or the Depositor.

          (b) The Issuer and the Depositor jointly and severally covenant to pay as and when billed by the Purchaser all of the reasonable out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and in the other Basic Documents including, without limitation, (i) all reasonable fees, disbursements and expenses of counsel to the Purchaser, (ii) all reasonable fees and expenses of the Indenture Trustee and the Owner Trustee and their counsel and (iii) all reasonable fees and expenses of the Custodian and its counsel.

          SECTION 8.03. Mutual Obligations. On and after the Closing, each party hereto will do, execute and perform all such other acts, deeds and documents as the other party may from time to time reasonably require in order to carry out the intent of this Note Purchase Agreement.

          SECTION 8.04. Restrictions on Transfer. The Purchaser agrees that it will comply with the restrictions on transfer of the Purchased Note set forth in the Indenture and resell the Purchased Note only in compliance with such restrictions.

          SECTION 8.05. [Reserved].

          SECTION 8.06. Information Provided by the Purchaser. The Purchaser hereby covenants to determine One-Month LIBOR in accordance with the definition thereof in the Basic Documents and shall give notice to the Indenture Trustee, the Issuer and the Depositor of the Interest Payment Amount on each Determination Date. The Purchaser shall cause the Market Value Agent to give notice to the Indenture Trustee, the Issuer and the Depositor of any Hedge Funding Requirement on or before the Determination Date related to any Payment Date. In addition, on each Determination Date, the Purchaser hereby covenants to give notice to the Indenture Trustee, the Issuer and the Depositor of (i) the Issuer/Depositor Indemnities (as defined in the Trust Agreement), (ii) Due Diligence Fees and (iii) the Collateral Value for each Loan for the related Payment Date.

ARTICLE IX

INDEMNIFICATION

          SECTION 9.01. Indemnification of Purchaser. Each of the Issuer and the Depositor hereby agree to, jointly and severally, indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages, liabilities, reasonable expenses or judgments (including reasonable accounting fees and reasonable legal fees and other reasonable expenses incurred in connection with this Note Purchase Agreement or any other Basic Document and any action, suit or proceeding or any claim asserted) (collectively, “Losses”), as incurred (payable promptly upon written request), for or on account of or arising from or in connection with any information prepared by and furnished or to be furnished by any of the Issuer, the Loan Originator or the Depositor pursuant to or in connection with the transactions contemplated hereby including, without limitation, such written information as may have been and may be furnished in connection with any due diligence investigation with respect to the business, operations, financial condition of the Issuer, the Loan Originator, the Depositor or with respect to the Loans, to the extent such information contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein in the light of the circumstances under which such statements were made not misleading, except with respect to any such information used by such Indemnified Party in violation of the Basic Documents or as a result of an Indemnified Party’s gross negligence or willful misconduct which results in such Losses. The indemnities contained in this Section 9.01 will be in addition to any liability which the Issuer or the Depositor may otherwise have pursuant to this Note Purchase Agreement and any other Basic Document.

          SECTION 9.02. Procedure and Defense. In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be instituted involving any Indemnified Party in respect of which indemnity may be sought pursuant to Section 9.01, such Indemnified Party shall promptly notify the Issuer and the Depositor in writing and, upon request of the Indemnified Party, the Issuer and the Depositor shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the indemnifying party may designate and shall pay the reasonable fees and disbursements of such counsel related to such proceeding; provided that failure to give such notice or deliver such documents shall not affect the rights to indemnity hereunder unless such failure materially prejudices the rights of the Indemnified Party. The Indemnified Party will have the right to employ its own counsel in any such action in addition to the counsel of the Issuer and/or the Depositor, but the reasonable fees and expenses of such counsel will be at the expense of such Indemnified Party, unless (i) the employment of counsel by the Indemnified Party at its expense has been authorized in writing by the Depositor or the Issuer, (ii) the Depositor or the Issuer has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action or (iii) the named parties to any such action or proceeding (including any impleaded parties) include the Depositor or the Issuer and one or more Indemnified Parties, and the Indemnified Parties shall have been advised by counsel that there may be one or more legal defenses available to them which are different from or additional to those available to the Depositor or the Issuer. Reasonable expenses of counsel to any Indemnified Party for which the Issuer and the Depositor are responsible hereunder shall be reimbursed by the Issuer and the Depositor as they are incurred. The Issuer and the Depositor shall not be liable for any settlement of any proceeding affected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Neither the Issuer nor the Depositor will, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

ARTICLE X

MISCELLANEOUS

          SECTION 10.01. Amendments. No amendment or waiver of any provision of this Note Purchase Agreement shall in any event be effective unless the same shall be in writing and signed by all of the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 10.02. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecopies) and mailed, telecopied (with a copy delivered by overnight courier) or delivered, as to each party hereto, at its address as set forth in Schedule I hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be deemed effective upon receipt thereof, and in the case of telecopies, when receipt is confirmed by telephone.

          SECTION 10.03. No Waiver; Remedies. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 10.04. Binding Effect; Assignability.

          (a) This Note Purchase Agreement shall be binding upon and inure to the benefit of the Issuer, the Depositor and the Purchaser and their respective permitted successors and assigns (including any subsequent holders of the Purchased Note); provided, however, neither the Issuer nor the Depositor shall have any right to assign their respective rights hereunder or interest herein (by operation of law or otherwise) without the prior written consent of the Purchaser.

          (b) The Purchaser may, in the ordinary course of its business and in accordance with the Basic Documents and applicable law, including applicable securities laws, at any time sell to one or more Persons (each, a “Participant”), participating interests in all or a portion of its rights and obligations under this Note Purchase Agreement. Notwithstanding any such sale by the Purchaser of participating interests to a Participant, the Purchaser’s rights and obligations under this Note Purchase Agreement shall remain unchanged, the Purchaser shall remain solely responsible for the performance thereof, and the Issuer and the Depositor shall continue to deal solely and directly with the Purchaser and shall have no obligations to deal with any Participant in connection with the Purchaser’s rights and obligations under this Note Purchase Agreement.

          (c) This Note Purchase Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as all amounts payable with respect to the Purchased Note shall have been paid in full.

          SECTION 10.05. Provision of Documents and Information. Each of the Issuer and the Depositor acknowledges and agrees that the Purchaser is permitted to provide to any subsequent Purchaser, permitted assignees and Participants, opinions, certificates, documents and other information relating to the Issuer, the Depositor and the Loans delivered to the Purchaser pursuant to this Note Purchase Agreement provided that with respect to Confidential Information, such subsequent Purchaser, permitted assignees and Participants agree to be bound by Section 8.05 hereof.

          SECTION 10.06. GOVERNING LAW; JURISDICTION. THIS NOTE PURCHASE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW. EACH OF THE PARTIES TO THIS NOTE PURCHASE AGREEMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

          SECTION 10.07. No Proceedings. Until the date that is one year and one day after the last day on which any amount is outstanding under this Note Purchase Agreement, the Depositor and the Purchaser hereby covenant and agree that they will not institute against the Issuer or the Depositor, or join in any institution against the Issuer or the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

          SECTION 10.08. Execution in Counterparts. This Note Purchase Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

          SECTION 10.09. No Recourse — Purchaser and Depositor.

          (a) The obligations of the Purchaser under this Note Purchase Agreement, or any other agreement, instrument, document or certificate executed and delivered by or issued by the Purchaser or any officer thereof are solely the partnership or corporate obligations of the Purchaser, as the case may be. No recourse shall be had for payment of any fee or other obligation or claim arising out of or relating to this Note Purchase Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by the Purchaser or any officer thereof in connection therewith, against any stockholder, limited partner, employee, officer, director or incorporator of the Purchaser.

          (b) The obligations of the Depositor under this Note Purchase Agreement, or any other agreement, instrument, document or certificate executed and delivered by or issued by the Depositor or any officer thereof are solely the partnership or corporate obligations of the Depositor, as the case may be. No recourse shall be had for payment of any fee or other obligation or claim arising out of or relating to this Note Purchase Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by the Purchaser or any officer thereof in connection therewith, against any stockholder, limited partner, employee, officer, director or incorporator of the Depositor.

          (c) The Purchaser, by accepting the Purchased Note, acknowledges that such Purchased Note represents an obligation of the Issuer and does not represent an interest in or an obligation of the Loan Originator, the Servicer, the Depositor, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Purchased Note or the Basic Documents.

          SECTION 10.10. Survival. All representations, warranties, covenants, guaranties and indemnifications contained in this Note Purchase Agreement and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the sale, transfer or repayment of the Purchased Note.

          SECTION 10.11. Tax Characterization. Each party to this Note Purchase Agreement (a) acknowledges and agrees that it is the intent of the parties to this Note Purchase Agreement that for all purposes, including federal, state and local income, single business and franchise tax purposes, the Purchased Note will be treated as evidence of indebtedness secured by the Loans and proceeds thereof and the trust created under the Indenture will not be characterized as an association (or publicly traded partnership) taxable as a corporation, (b) agrees to treat the Purchased Note for federal, state and local income and franchise tax purposes as indebtedness and (c) agrees that the provisions of all Basic Documents shall be construed to further these intentions of the parties.

          SECTION 10.12. Conflicts. Notwithstanding anything contained herein to the contrary, in the event of the conflict between the terms of the Sale and Servicing Agreement and this Note Purchase Agreement, the terms of the Sale and Servicing Agreement shall control.

          SECTION 10.13. Limitation on Liability. It is expressly understood and agreed by the parties hereto that (a) this Note Purchase Agreement is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of Option One Owner Trust 2003-5, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Note Purchase Agreement or any other related documents.

          IN WITNESS WHEREOF, the parties have caused this Note Purchase Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

OPTION ONE OWNER TRUST 2003-5

By:	Wilmington Trust Company not in its individual capacity but solely as owner trustee

By:	/s/ Joann A. Rozell
Name:	Joann A. Rozell
Title:	Financial Services Officer

OPTION ONE LOAN WAREHOUSE CORPORATION
By:	/s/ Bob Fulton
Name:	Bob Fulton
Title:	Vice President

CITIGROUP GLOBAL MARKETS REALTY CORP.
By:	/s/ Susan Mills
Name:	Susan Mills
Title:

Schedule I
Information for Notices

1. if to the Issuer:

Option One Owner Trust 2003-5
c/o Wilmington Trust Company
as Owner Trustee
One Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust Administration
Telecopy: (302) 636-4144
Telephone: (302) 636-1000

     with a copy to:

Option One Mortgage Corporation
3 Ada Road
Irvine, California 92618
Attention: William O’Neill
Telecopy number: (949) 790-7540
Telephone number: (949) 790-7504

2. if to the Depositor:

Option One Loan Warehouse Corporation
3 Ada Road
Irvine, California 92618
Attention: William O’Neill
Telecopy number: (949) 790-7540
Telephone number: (949) 790-7504

3. if to the Purchaser:

Citigroup Global Markets Realty Corp.
390 Greenwich Street
New York, New York 10013
Attention: Randy Appleyard
Telecopy: (212) 723-8603
Telephone: (212) 723-6394

I-1